Exhibit 10.6

FORM OF 1.5 LIEN NOTE WARRANT AGREEMENT

Dated as of March     , 2017

by and between

EXCO Resources, Inc.

and

Continental Stock Transfer & Trust Company,

as Warrant Agent

FORM OF 1.5 LIEN NOTE WARRANT AGREEMENT

1.5 LIEN NOTE WARRANT AGREEMENT (this “Agreement”) dated as of March    , 2017 by and between EXCO Resources, Inc., a Texas corporation (the “Company”) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”).

WHEREAS, the Company and its subsidiaries are entering into certain refinancing and recapitalization transactions (the “Transactions”), including among other transactions, the issuance of $300,000,000 aggregate principal amount of its 8.0% / 11.0% 1.5 Lien Senior Secured PIK Toggle Notes due 2022 (the “Notes”) and 322,580,645 Warrants (as defined herein);

WHEREAS, the Notes and the Warrants will be sold in combination and the Notes and the Warrants will be immediately separable and will be issued separately;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form, terms and provisions of the Warrants, including the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the Holders (as defined herein); and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.    Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“1.75 Lien Term Loan” means that certain Term Loan Credit Agreement effective as of the date hereof among the Company, the lenders party thereto and Wilmington Trust, National Association, as administrative agent thereunder, as the same may be amended, supplemented, modified, restated, refinanced or replaced from time to time after the date hereof.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Aggregate Exercise Price” shall mean an amount equal to the product of (a) the number of Warrant Shares in respect of which a Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Agreement.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Amendment Fee Warrants” means the penny warrants for shares of Common Stock issued in connection with the exchange of the Second Lien Term Loans.

“Beginning Date” shall have the meaning set forth in Section 3.2 of this Agreement.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 3.3(i) of this Agreement.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law to close.

“Capital Stock” shall mean (a) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (b) with respect to any other Person, any and all partnership, membership or other equity interests of such Person and (c) with respect to the Company, the shares of Common Stock.

“Change of Control” means the occurrence of any of the following events:

(a)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Investor, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successors by merger, consolidation or purchase of all or substantially all of its assets);

(b)    the adoption of a plan relating to the liquidation or dissolution of the Company; or

(c)    the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than, in the case of a merger or consolidation transaction, a transaction in which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) become the beneficial owners directly or indirectly of at least a majority of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction.

“Close of Business” means 5:00 p.m., New York City time.

“Commitment Fee Warrants” means the penny warrants for shares of Common Stock issued in connection with the backstop commitment fee for the Notes.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any Capital Stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Company or any of its wholly-owned subsidiaries.

“Company” shall have the meaning set forth in the preamble hereto.

“control” (including the terms “controlled by”, “controlling” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“ESAS” means Energy Strategic Advisory Services LLC, a Delaware limited liability company.

“ESAS Warrants” means the warrants held by ESAS for 80,000,000 shares of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at any applicable time.

“Exchange Term Loan” means the Term Loan Credit Agreement, dated as of October 19, 2015, by and among the Company, as borrower, certain subsidiaries, the lenders party thereto, and Wilmington Trust, National Association, as administrative agent and collateral trustee, as the same may be amended, supplemented, modified, restated, refinanced or replaced from time to time after the date hereof.

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with Section 4.4) by the Company after the Original Issue Date of: (a) shares of Common Stock issued upon the exercise of any Warrant, Commitment Fee Warrant, Amendment Fee Warrant or ESAS Warrant; (b) shares of Common Stock issued directly or upon the exercise of Options or Convertible Securities to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case pursuant to any plan, agreement or other arrangement authorized by the Board (including all such shares, Options and Convertible Securities outstanding on or prior to the Original Issue Date); or (c) shares of Common Stock issued as “PIK shares” for the payment of interest on the Notes and 1.75 Lien Term Loan (the “PIK Shares”).

“Exercise Agreement” shall have the meaning set forth in Section 3.3(a)(i) of this Agreement.

“Exercise Date” means, for any given exercise of a Warrant, the date on which the conditions to such exercise as set forth in Section 3.3 shall have been satisfied at or prior to 5:00 p.m., Eastern time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Period” shall have the meaning set forth in Section 3.2 of this Agreement.

“Exercise Price” shall have the meaning set forth in Section 3.1(b) of this Agreement, as adjusted pursuant to Section 4 of this Agreement; provided, that such exercise price shall at no point decrease below the par value of the Common Stock.

“Existing Notes” shall mean the Company’s 7.5% Senior Notes due 2018 and/or 8.5% Senior Notes due 2022.

“Expiration Date” shall have the meaning set forth in Section 3.2 of this Agreement.

“Fairfax” means Fairfax Financial Holdings Limited and any of its Affiliates or subsidiaries.

“Fairfax Term Loan” means the Term Loan Credit Agreement, dated as of October 19, 2015, by and among the Company, as borrower, certain subsidiaries, the lenders party thereto, Hamblin Watsa Investment Counsel Ltd., as administrative agent, and Wilmington Trust, National Association, as collateral trustee, as the same may be amended, supplemented, modified, restated, refinanced or replaced from time to time after the date hereof.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder.

“Holder” shall mean any Person who owns a beneficial interest in a Warrant registered in the Warrant Register.

“Notes” shall have the meaning set forth in the preamble hereto.

“NYSE” shall mean the New York Stock Exchange.

“Officers” shall mean, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, or any Vice-President of such Person.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Warrant Agent, in form and substance reasonably acceptable to the Warrant Agent. The counsel may without limitation be an employee of or counsel to the Company or any Subsidiary of the Company.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means March    , 2017, the date on which the Warrants were issued by the Company pursuant to this Agreement.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Permitted Investors” means (a) ESAS, (b) C. John Wilder and any Affiliate of C. John Wilder, (c) any spouse or lineal descendants (whether natural or adopted) of C. John Wilder and any trust solely for the benefit of C. John Wilder and/or his spouse and/or lineal descendants, (d) Fairfax, (e) any holder of Notes or lender under the 1.75 Lien Term Loan and (f) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) with respect to which Persons described in clauses (a), (b), (c), (d) and (e) of this definition own the majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Issuer that is owned by such group.

“Person” shall include an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Private Placement Legend” means the legend set forth in Section 2.4(b)(i) to be placed on all Warrants issued under this Agreement and all Warrant Shares, except where otherwise permitted by the provisions of this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of March    , 2017, among the Company and the other parties thereto.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Warrant” means a Warrant bearing the Private Placement Legend.

“Requisite Shareholder Approvals” shall mean the Company’s receipt of the requisite votes or consents of the holders of its shares of Common Stock, (1) to the issuances of Common Stock represented by the Warrants and the PIK Shares for purposes of the rules of the New York Stock Exchange to the extent the Common Stock remains listed on the New York Stock Exchange and such approval is required for the issuances of the Warrants and the PIK Shares and (2) with respect to the amendment of the Company’s existing charter to (a) increase its authorized Common Stock or (b) effect a reverse stock split, in each case under applicable Texas law (the “Charter Amendment Approval”); provided, that the Company may waive, in its sole discretion, the Charter Amendment Approval.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Term Loans” means the Fairfax Term Loan and the Exchange Term Loan.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at any applicable time.

“Settlement Date” means, in respect of a Warrant that is exercised hereunder, the third Business Day immediately following the Exercise Date for such Warrant.

“Unrestricted Warrant” means one or more Warrants that do not bear and are not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Warrant Agent” shall have the meaning set forth in the preamble hereto.

“Warrant Countersignature Order” shall have the meaning set forth in Section 2.2(c) of this Agreement.

“Warrants” shall mean the warrants to purchase shares of Common Stock of the Company issued pursuant to this Agreement and represented by Warrant Certificates, and all warrants issued upon transfer, division or combination of, or in substitution thereof.

“Warrant Certificates” shall have the meaning set forth in Section 2.1 of this Agreement.

“Warrant Register” shall have the meaning set forth in Section 2.3(a) of this Agreement.

“Warrant Shares” shall mean the shares of Common Stock or other Capital Stock of the Company then purchasable upon exercise of a Warrant in accordance with the terms of this Agreement.

SECTION 2.    Issuance of Warrants; Warrant Certificates.

2.1    Form and Dating. The Warrants shall be issued in registered form only and, if a physical certificate is issued, shall be in substantially the form of Exhibit A hereto (each, a “Warrant Certificate”). The Warrants may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Warrant shall be dated the date of the countersignature. The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Agreement. The Company and the Warrant Agent, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

2.2    Execution of Warrant Certificates.

(a)    Warrants may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. In the event the person whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to serve in the capacity in which such person signed the Warrant Certificate before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

(b)    An Officer shall sign the Warrants on behalf of the Company.

(c)    The Warrant Agent shall, upon a written order of the Company signed by an Officer (a “Warrant Countersignature Order”), countersign any physical certificates for Warrants.

2.3    Warrant Register.

(a)    The Warrant Agent shall maintain a register (the “Warrant Register”), for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective Holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.4    Transfer and Exchange.

(a)    Transfer and Exchange of Warrants. Upon written request by a Holder of Warrants and such Holder’s compliance with the provisions of this Section 2.4(a), the Warrant Agent shall register the transfer or exchange of Warrants. Prior to such registration of transfer or exchange, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.4(a).

(i)    Restricted Warrants to Restricted Warrants. Any Restricted Warrant may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Warrant if the Warrant Agent receives the following:

(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; or

(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver (1) a certificate in the form of Exhibit C hereto, including the certifications required by item (3) thereof, if applicable and (2) an Opinion of Counsel in form reasonably acceptable to the Warrant Agent to the effect that such exchange or transfer is in compliance with the Securities Act.

(ii)    Restricted Warrants to Unrestricted Warrants. Any Restricted Warrant may be exchanged by the Holder thereof for an Unrestricted Warrant or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Warrant if the Warrant Agent receives the following:

(A)    if the Holder of such Restricted Warrants proposes to exchange such Warrants for an Unrestricted Warrant, a certificate from such Holder in the form of Exhibit D hereto; or

(B)    if the Holder of such Restricted Warrants proposes to transfer such Warrants to a Person who shall take delivery thereof in the form of an Unrestricted Warrant, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Warrant Agent so requests, an Opinion of Counsel in form reasonably acceptable to the Warrant Agent to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)    Unrestricted Warrants to Unrestricted Warrants. A Holder of Unrestricted Warrants may transfer such Warrants to a Person who takes delivery thereof in the form of an Unrestricted Warrant. Upon receipt of a written request to register such a transfer, the Warrant Agent shall register the Unrestricted Warrants pursuant to the instructions from the Holder thereof.

(iv)    Certain Intercompany Transfers of Warrants. A Holder of Restricted Warrants that is an entity controlled directly or indirectly by Fairfax may transfer, from time to time, such Warrants to one or more entities controlled directly or indirectly by Fairfax who takes delivery thereof in the form of a Restricted Warrant if the Warrant Agent receives the following:

(A)    a certificate from such Holder in the form of Exhibit E hereto; and

(B)    prompt written confirmation from the Company in the form of Exhibit F hereto.

Transfers pursuant to this clause (iv) shall not require a medallion signature guaranty or an opinion of counsel.

(b)    Legends. The following legends shall appear on the face of all Warrants issued under this Agreement and all Warrant Shares unless specifically stated otherwise in the applicable provisions of this Agreement.

(i)    Private Placement Legend.

(A)    Except as permitted by subparagraph (B) below, each Warrant (and all Warrants issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

(B)    Notwithstanding the foregoing, any Warrant issued pursuant to subparagraphs (a)(ii) or (a)(iii) to this Section 2.4 (and all Warrants issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(C)    Notwithstanding the foregoing, Warrant Shares issued upon exercise of a Warrant shall not bear the Private Placement Legend if, at the time of the exercise of such Warrant, the Warrant Agent shall have received a reasonably satisfactory written Opinion of Counsel to the effect that the Warrant Shares delivered upon exercise of the Warrant have been registered under the Securities Act or that the delivery of such Warrant Shares are exempt from the registration requirements of the Securities Act.

(c)    General Provisions Relating to Transfers and Exchanges.

(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Warrants upon the Company’s written order or at the Warrant Agent’s request.

(ii)    No service charge shall be made to a Holder of a Warrant for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(iii)    All Warrants issued upon any registration of transfer or exchange of Warrants shall be the duly authorized, executed and issued warrants for shares of Common Stock of the Company or such other Warrant Shares as may be issuable upon exercise of a Warrant in accordance with the terms of this Agreement, not subject to any preemptive rights, and entitled to the same benefits under this Agreement, as the Warrants surrendered upon such registration of transfer or exchange.

(iv)    In connection with the due presentment for the registration of a transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

(v)    The Warrant Agent shall countersign any physical certificates for Warrants in accordance with the provisions of Section 2.2(c) hereof.

(d)    Facsimile or Electronic Submissions to Warrant Agent. All certifications, certificates and Opinions of Counsel required to be submitted to the Warrant Agent pursuant to this Section 2.4 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission. Notwithstanding anything herein to the contrary, as to any certificates and/or certifications delivered to the Warrant Agent pursuant to this Section 2.4, the Warrant Agent’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits C and D hereto. The Warrant Agent shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates. As to any Opinions of Counsel delivered pursuant to this Section 2.4, the Warrant Agent may rely upon, and be fully protected in relying upon, such opinions.

2.5    Replacement Warrants.

If the Warrant Agent receives evidence to their satisfaction of the destruction, loss or theft of any Warrant, the Company shall issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign a replacement Warrant of like denomination, tenor and date as the Warrant so mutilated, destroyed, lost or stolen if the Warrant Agent’s requirements are met. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent and any agent for purposes of the countersignature from any loss that any of them may suffer if a Warrant is replaced. The Company may charge for its reasonable out of pocket expenses in replacing a Warrant.

Every replacement Warrant is an additional Warrant of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Warrants duly issued hereunder.

2.6    Temporary Warrants.

Until certificates representing Warrants are ready for delivery, the Company may prepare and issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign temporary Warrants. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrants and that shall be reasonably acceptable to the Warrant Agent. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrants in exchange for temporary Warrants.

Holders of temporary Warrants shall be entitled to all of the benefits of this Agreement.

2.7    Cancellation.

The Company at any time may deliver Warrants to the Warrant Agent for cancellation with the consent of the registered Holder as evidenced by a medallion guaranteed endorsement. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall destroy canceled Warrants (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Warrants shall be delivered to the Company. The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

SECTION 3.    Terms and Exercise of Warrants.

3.1    Exercise Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Holder thereof upon proper exercise during the Exercise Period, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company one (1) Warrant Share at a purchase price per Warrant Share equal to $0.93 (such price being referred to herein as the “Exercise Price”), subject to the adjustments provided in Section 4 hereof.

3.2    Duration of Warrants. Subject to the terms and conditions of such Warrant and of this Agreement, at any time or from time to time commencing on the date the Requisite Shareholder Approvals are received (the “Beginning Date”), and prior to 5:00 p.m., Eastern time, on the fifth (5th) anniversary of the Beginning Date or, if such day is not a Business Day, on the next succeeding Business Day (the “Expiration Date”), a Warrant may be exercised for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein). Such period commencing on the Beginning Date and expiring on the Expiration Date is herein referred to as the “Exercise Period.” Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the Close of Business on the Expiration Date (or Close of Business on the Settlement Date with respect to any Exercise Agreement delivered prior to the Expiration Date). The Company may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company shall provide notice of not less than thirty (30) days to Holders of such extension and that such extension shall be identical in duration among all of the then outstanding Warrants.

3.3    Exercise of Warrants.

(a)    Exercise Procedure. Warrants may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i)    surrender of the Warrant to the Warrant Agent at its then principal executive offices (or an indemnification undertaking with respect to the Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit B (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii)    payment to the Warrant Agent of the Aggregate Exercise Price in accordance with Section 3.3(b).

(b)    Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder, in their sole and absolute discretion, as expressed in the Exercise Agreement, by the following methods:

(i)    by delivery to the Warrant Agent, on behalf of the Company, of a certified or official bank check payable to the order of the Warrant Agent or by wire transfer of immediately available funds to an account designated in writing by the Warrant Agent, in the amount of such Aggregate Exercise Price;

(ii)    by instructing the Company to issue Warrant Shares then issuable upon exercise of all or any part of such Warrant on a net basis such that, without payment of any cash consideration or other immediately available funds, the Holder shall surrender such Warrant in exchange for the number of Warrant Shares as is computed using the following formula:

X = Y(A-B) ÷ A

Where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares for which the Holder has elected to exercise the Warrant pursuant to Section 3.3(a).

A = the Fair Market Value of one Warrant Share as of the applicable Exercise Date.

B = the Exercise Price in effect under the Warrant as of the applicable Exercise Date.

(iii)    any combination of the foregoing;

provided that the Company shall have the right to require cashless exercise pursuant clause (ii) in the event that the cash exercise of any Warrant pursuant to clause (i) or (iii) would result, in the reasonable determination of the Company as certified by an Officer of the Company, in the limitation of any net operating loss of the Company for U.S. federal income tax purposes.

In the event of any withholding of Warrant Shares pursuant to clause (ii) or (iii) where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by the Company shall be rounded down to the nearest whole share.

(c)    Delivery of Stock Certificates. Upon receipt by the Warrant Agent of the Exercise Agreement, surrender of the Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3.3 hereof), the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates (or deliver electronically) representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3.3(d) hereof. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 2.4, such other Person’s name as shall be designated in the Exercise Agreement. The Warrants shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d)    Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. To the extent an exercise would result in a fractional Warrant Share, the number of Warrant Shares issued upon such exercise will be rounded up to the nearest whole number of Warrant Shares.

(e)    Delivery of New Warrant. Unless the purchase rights represented by the Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3.3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by such Warrant. Such new Warrant shall in all other respects be identical to the Warrant.

(f)    Valid Issuance. The Company hereby represents, covenants and agrees that:

(i)    Any Warrant issued pursuant to this Agreement shall be, upon issuance, duly authorized and validly issued.

(ii)    All Warrant Shares issuable upon the exercise of any Warrant pursuant to the terms of this Agreement and the Warrants shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)    The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation applicable to the Company or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)    The Company shall use its reasonable best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise; provided, however, that the Company shall not be required to maintain any listing of the shares of Common Stock.

(v)    The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of a Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g)    Conditional Exercise. Notwithstanding any other provision of this Agreement, if an exercise of any portion of a Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h)    Reservation of Common Stock. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of the Warrants, the maximum number of Warrant Shares issuable upon the exercise of the Warrants, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided in this Agreement without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of any Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of the Warrants.

(i)    Holder’s Exercise Limitations. So long as any of the Existing Notes are outstanding, the Company shall not effect any exercise of a Warrant, and a Holder shall not have the right to exercise any portion of a Warrant to the extent that such issuance after exercise would result in, such Holder, any of its Affiliates and any Person subject to aggregation with such Holder or its Affiliates under Section 13(d) and Section 14(d) of the Exchange Act beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this calculation such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Common Stock or of the Voting Stock or any of the Company’s direct or indirect parent entities (or any of their successors by merger, consolidation or purchase of all or substantially all of their assets), immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Warrant (such limitation, the “Beneficial Ownership Limitation”). To the extent that the limitation contained in this Section 3.3(i) applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of a Warrant is exercisable shall be made by the Company. Promptly following the submission of a notice of exercise, as set forth in the Warrant Certificate (and in no event more than two (2) Business Days following the receipt thereof), the Company shall notify the Holder in writing of its determination of whether and to what extent a Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of a Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation. Such notification shall set forth, in reasonable detail, the Company’s calculation of the Beneficial Ownership Limitation.

SECTION 4.    Adjustments to Exercise Price and Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Agreement and the Warrants, the Exercise Price and the number of Warrant Shares issuable upon exercise of any Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

4.1    Adjustment to Exercise Price Upon Issuance of Common Stock.

(a)    Except as provided in Section 4.3 and except in the case of an event described in either Section 4.5 or Section 4.6, if the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or in accordance with Section 4.4, is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(i)    the sum of (A) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(ii)    the sum of (A) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

(b)    Except as provided in Section 4.3 and except in the case of an event described in either Section 4.5 or Section 4.6, if the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or in accordance with Section 4.4, is deemed to have issued or sold, any shares of Common Stock for consideration per share greater than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) but less than the Fair Market Value per share of Common Stock immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price shall be reduced (and in no event increased) to an Exercise Price equal to the product obtained by multiplying the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), by a fraction (which shall in no event be more than one):

(i)    the numerator of which shall be the sum of (A) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Fair Market Value per share of the Common Stock immediately prior to such issuance or sale (or deemed issuance or sale), plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); and

(ii)    the denominator of which shall be the product obtained by multiplying (A) the Common Stock Deemed Outstanding immediately after such issuance or sale (or deemed issuance or sale) by (B) the Fair Market Value per share of the Common Stock immediately prior to such issuance or sale (or deemed issuance or sale).

4.2    Adjustment to Number of Warrant Shares Upon Adjustment to Exercise Price. Upon any and each adjustment of the Exercise Price as provided in Section 4.1, the number of Warrant Shares issuable upon the exercise of a Warrant immediately prior to any such adjustment shall be increased to a number of Warrant Shares equal to the quotient obtained by dividing:

(i)    the product of (A) the Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to any such adjustment; by

(ii)    the Exercise Price resulting from such adjustment.

4.3    Exceptions to Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of any Warrant with respect to any Excluded Issuance.

4.4    Effect of Certain Events on Adjustment to Exercise Price. For purposes of determining the adjusted Exercise Price under Section 4.1 hereof, the following shall be applicable:

(a)    Issuance of Options. If the Company shall, at any time or from time to time after the Original Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4.4(e)) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 4.1), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4.4(e)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 4.4(c), no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(b)    Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Original Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4.4(e)) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price pursuant to Section 4.1), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4.4(e)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 4.4(c), (A) no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities and (B) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 4.4.

(c)    Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 4.4(a) or Section 4.4(b) hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 4.4(a) or Section 4.4(b) hereof, (C) the rate at which Convertible Securities referred to in Section 4.4(a) or Section 4.4(b) hereof are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 4.4(a) hereof or any Convertible Securities referred to in Section 4.4(b) hereof (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Exercise Price pursuant to this Section 4.4) the Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 4.4 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Exercise Price then in effect is reduced, and the number of Warrant Shares issuable upon the exercise of a Warrant immediately prior to any such adjustment or readjustment shall be correspondingly adjusted or readjusted pursuant to the provisions of Section 4.2.

(d)    Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 4.4 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Exercise Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 4.4 to the Exercise Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(e)    Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or is deemed to have issued or sold in accordance with Section 4.4, any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the Close of Business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Board and the Holder.

(f)    Record Date. For purposes of any adjustment to the Exercise Price or the number of Warrant Shares in accordance with this Section 4.4, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(g)    Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 4.4.

(h)    Other Dividends and Distributions. Subject to the provisions of this Section 4.4, if the Company shall, at any time or from time to time after the Original Issue Date, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock, Options or Convertible Securities in respect of outstanding shares of Common Stock, which shall be subject to Section 4.5, without duplication), cash or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of any Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4.4 with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if such Warrant had been exercised in full into Warrant Shares on the date of such event.

4.5    Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately decreased. Any adjustment under this Section 4.5 shall become effective at the Close of Business on the date the dividend, subdivision or combination becomes effective.

4.6    Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4.5), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Agreement, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised the Warrants in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrants); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Agreement to insure that the provisions of this Section 4.6 hereof shall thereafter be applicable, as nearly as possible, to this Agreement in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of the Warrants (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of the Warrants without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 4.6 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement and satisfactory to the Warrant Agent, the obligation to deliver to the Holders such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of the Warrants. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4.6, the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4.6 with respect to any Warrants.

4.7    Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Excluded Issuance) occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants so as to protect the rights of the Holders in a manner consistent with the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4.7 shall increase the Exercise Price or decrease the number of Warrant Shares issuable that would otherwise be determined pursuant to this Section 4.

4.8    Certificate as to Adjustment.

(a)    As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to Holders a certificate of an Officer setting forth, in reasonable detail, the event requiring the adjustment, the method by which such adjustment was calculated and describing the number and kind of any other securities issuable upon exercise of the Warrants and any change in the Exercise Price after giving effect to such adjustment or change.

(b)    As promptly as reasonably practicable following the receipt by the Company of a written request by any Holder, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to such Holder a certificate of an Officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of a Warrant.

4.9    Notice of Certain Events.

Subject to the Company’s compliance with applicable law, including Regulation FD under the Securities Act, in each case, if the Company proposes at any time:

(i)    to take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii)    any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of the Common Stock issuable upon exercise of the Warrants, or a tender offer or exchange offer by the Company or any subsidiary of the Company to acquire Common Stock

(iii)    the voluntary or involuntary dissolution, liquidation or winding up of the Company;

(iv)    to take any action that would require an adjustment of the exercise price of the Warrants; or

(v)    any Change of Control,

then, and in each such case, the Company shall send or cause to be sent to each Holder at its address as set forth in the Warrant Register, at least fifteen (15) calendar days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrants and the Warrant Shares; provided, that, the Holder agrees to keep any information included in such notice confidential until the time at which the Company abandons such corporate event (in which case the Company shall provide prompt written notice thereof) or such corporate event becomes public, except that such Holder shall be permitted to disclose such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process, (ii) upon the request or demand of any regulatory authority (including any self-regulatory authority) having or purporting to have jurisdiction over such Holder or any of its affiliates, (iii) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Holder in violation of any confidentiality obligations owing to the Company, (iv) to the extent that such information is or was received by such Holder on a non-confidential basis from a third party that is not, to such Holder’s knowledge, subject to confidentiality obligations owing to the Company, (v) to such Holder’s affiliates and such Holder’s and such affiliates’ advisors, officers, directors, employees, legal counsel, auditors and agents, in each case who are informed of the confidential nature of such information and (vi) to the extent the Company has consented to such disclosure in writing.

4.10    Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as is stated in the Warrant initially issued pursuant to this Agreement. However, the Company may, at any time, in its sole discretion, make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

4.11    No Rights as Stockholder. Except as otherwise specifically provided herein (including Section 4.4(h)), prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of a Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Agreement be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Agreement or the Warrants shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of a Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 4.11, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

4.12    No Impairment. The Company shall not, by amendment of its certificate of incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under any Warrant or hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Agreement and the Warrants and in the taking of all such action as may reasonably be requested by any Holder in order to protect the exercise rights of the Holders against dilution or other impairment, consistent with the tenor and purpose of this Agreement and the Warrants.

4.13    Registration of Common Stock. The Company agrees that, within one hundred eighty (180) days of the Original Issue Date (or, if the Requisite Shareholder Approvals have not been obtained by such date, within thirty (30) days of the date the Requisite Shareholder Approvals have been obtained), it shall file with the SEC a resale registration statement, for the registration under the Securities Act of the Common Stock issuable upon exercise of the Warrants. The Company will use its reasonable best efforts to cause the same to become effective on or prior to the commencement of the Exercise Period and to use its reasonable best efforts to maintain the effectiveness of such registration statement until the Expiration Date in accordance with the provisions and subject to the exceptions set forth in the Registration Rights Agreement; provided, however, that the Company shall not be subject to any penalties if a registration statement is not effective or a current prospectus is not on file with the SEC at the time of exercise by any Holder. In addition, the Company agrees to use its commercially reasonable efforts to register such securities under the blue sky laws of the states of residence of the exercising Holders to the extent an exemption under the Securities Act is not available for the exercise of the Warrants.

SECTION 5.    Purchase Rights. In addition to any adjustments pursuant to Section 4, if at any time the Company grants, issues or sells any shares of Common Stock, Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. Anything herein to the contrary notwithstanding, (a) the Holder shall not be entitled to the Purchase Rights granted herein with respect to any Excluded Issuance and (b) no Purchase Rights shall be exercisable by the Holder to the extent the that the acquisition by the Holder would cause the Beneficial Ownership Limitation to be exceeded.

SECTION 6.    Concerning the Warrant Agent and Other Matters.

6.2    The Warrant Agent. The Warrant Agent:

(a)    shall have no duties or obligations other than those expressly set forth herein and no duties or obligations shall be inferred or implied;

(b)    may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder;

(c)    may consult with counsel satisfactory to it (including counsel for the Company) and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion of such counsel;

(d)    shall be held harmless by the Company and any other person in respect of any action taken, suffered or omitted to be taken by the Warrant Agent hereunder in accordance with any determination as to whether or not a Warrant received by the Warrant Agent is duly, completely and correctly executed;

(e)    shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it;

(f)    shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed pursuant to Section 4.13 or this Agreement, including without limitation obligations under applicable regulation or law;

(g)    and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrant, with the same rights that it or they would have were it not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as a depositary, trustee or agent for, any committee or body of holders of Warrants, or other securities or obligations of the Company, as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under an indenture;

(h)    shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement;

(i)    shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants;

(j)    may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, and the Warrant Agent shall not be responsible for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Warrant Agent acts without gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in connection with the selection of such agents or attorneys-in-fact; and

(k)    shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct (as each is determined by a final, non-appealable judgment of a court of competent jurisdiction). The Warrant Agent shall not be liable for any error of judgment made by it, unless it shall be proved that the Warrant Agent was grossly negligent in ascertaining the pertinent facts (as determined by a final, non-appealable judgment of a court of competent jurisdiction).

6.3    Resignation, Consolidation, or Merger of Warrant Agent.

(a)    Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint, in writing, a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by any Holder (who shall, with such notice, submit any Warrant held by such Holder for inspection by the Company), then such Holder may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and be authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

(b)    Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

(c)    Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act on the part of the Company or the Warrant Agent.

6.4    Fees and Expenses of Warrant Agent. The Company agrees to pay the Warrant Agent reasonable remuneration in an amount separately agreed to between Company and Warrant Agent for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures (including reasonable counsel fees and expenses) that the Warrant Agent may reasonably incur in the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Warrant Agent fees, including postage and any out-of-pocket and/or per item fees incurred by the Warrant Agent, shall be paid in accordance with the payment terms and instructions set forth on each invoice provided to the Company by the Warrant Agent. It is understood and agreed that all services to be performed by Warrant Agent shall cease if full payment for its services has not been received in accordance with such payment terms and conditions, and said services will not commence thereafter until all payment due has been received by Warrant Agent.

6.5    Further Assurances. The Company agrees to perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

6.6    Liability of Warrant Agent.

(a)    Reliance on Company Statement. Whenever, in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by an Officer of the Company and delivered to the Warrant Agent. Such certificate will be full authorization to the Warrant Agent for any action taken, suffered or omitted to be taken by it in reliance upon such certificate, and the Warrant Agent will not be liable for any such action taken, suffered or omitted to be taken by it in accordance with any such instructions or pursuant to the provisions of this Agreement.

(b)    Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

(c)    Disputes. In the event any question or dispute arises with respect to the proper interpretation of this Agreement or the Warrant Agent’s duties hereunder or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and the Warrant Agent may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to the Warrant Agent and executed by the Company and each other interested party. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all Holders and all other parties that may have an interest in the settlement.

(d)    Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible or have any duty to make any calculation or adjustment, or to determine when any calculation or adjustment required under the provisions of this Agreement, including but not limited to Section 4 hereof, should be made or have any responsibility or liability for the manner, method or amount of any such calculation or adjustment or the ascertaining of the existence of facts that would require any such calculation or adjustment, including but not limited to any calculation or determination of “fair market value” and any calculation or determination made in connection with an exercise of Warrants on a “cashless basis;” nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will, when issued, be valid and fully paid and non-assessable.

6.7    Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company’s Common Stock through the exercise of Warrants.

SECTION 7.    Miscellaneous.

7.1    Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Chief Financial Officer

Facsimile: (972) 699-5180

With a copy to:

Kirkland & Ellis, LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention: Justin Hoffman

Facsimile: (713) 835-3601

Email: Justin.Hoffman@Kirkland.com

Any notice, statement or demand authorized by this Agreement to be given or made by any Holder or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, New York 10007

Attn: Compliance Department

Any notice, sent pursuant to this Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

7.2    Amendment. This Agreement and any Warrant Certificate may be amended by the parties hereto by executing a supplemental warrant agreement, without the consent of any of the Holders, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement that is not inconsistent with the provisions of this Agreement or the Warrants, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in this Agreement and the Warrants, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, (iv) adding to the covenants of the Company for the benefit of the Holders or surrendering any right or power conferred upon the Company under this Agreement, or (viii) amending this Agreement and the Warrants in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Holders in any material respect. All other modifications or amendments to this Agreement, including any amendment to increase the Exercise Price or shorten the Exercise Period, shall require the written consent of the Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may extend the duration of the Exercise Period in accordance with Section 3.2 without such consent.

7.3    Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

7.4    Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by the Holder of any Warrant. Prior to such inspection, the Warrant Agent may require any such Holder to submit any Warrants held by such Holder for inspection by it.

7.5    Headings. The descriptive headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

7.6    Governing Law; Jurisdiction. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York. The Company and the Warrant Agent hereby agree that any action, proceeding or claim against either of them arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Warrant Agent hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or the Warrant Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party receiving such service in any action, proceeding or claim.

7.7    Waiver of Jury Trial. EACH OF THE COMPANY AND THE WARRANT AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR A WARRANT.

7.8    Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

7.9    Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

7.10    Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Holders.

7.11    Termination. This Agreement shall terminate at the Expiration Date (or Close of Business on the Settlement Date with respect to any Exercise Agreement delivered prior to the Expiration Date). Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. All provisions regarding indemnification, warranty, liability and limits thereon shall survive the termination or expiration of this Agreement.

7.12    Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, failure of carrier or utilities, equipment or transmission failure or damage that is reasonably beyond its control, or any other cause that is reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Performance under this Agreement shall resume when the affected party or parties are able to perform substantially that party’s duties; provided, that in no event shall this provision relieve the Company of its indemnification obligations hereunder.

7.13    Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)    when a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise indicated;

(b)    whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(c)    the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; and

(e)    references to a Person are also to its successors and permitted assigns.

7.14    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic communication) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

EXCO RESOURCES, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Warrant Agent

By:
Name:
Title: